Exhibit 31.2

CERTIFICATION

I, Michael R. Garone, Vice President, Finance and Chief Financial Officer of Immunomedics, Inc., certify that:

1.              I have reviewed the annual report on Form 10-K/A of Immunomedics, Inc.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 4, 2016

/s/ MICHAEL R. GARONE
Michael R. Garone
Vice President Finance and Chief Financial Officer